                        INTERCOMPANY SERVICE AGREEMENT

          This Intercompany Service Agreement ("Agreement") is entered into as of this _____ day of _______________, 1998 ("Effective Date"), by and among Blue Cross & Blue Shield United of Wisconsin, a service insurance corporation organized pursuant to Ch. 613, Wisconsin Statutes ("BCBSUW"), United Wisconsin Services, Inc., an insurance holding company organized pursuant to Ch. 180, Wisconsin Statutes ("UWS"), and United Wisconsin Proservices, Inc., a corporation organized pursuant to Ch. 180, Wisconsin Statutes ("Proservices").

                                   RECITALS


          WHEREAS, BCBSUW, UWS and Proservices are affiliated corporations, with Proservices being a wholly owned subsidiary of UWS;

          WHEREAS, there is an existing service agreement between BCBSUW and UWS that extends to subsidiaries of UWS (BCBSUW, UWS and its subsidiaries shall hereinafter be collectively referred to as "BCBSUW/UWS Group"), and this Agreement is intended to further specify the services, costs, and allocation methods contemplated by that service agreement;

          WHEREAS, Proservices created and operates an electronic billing and claims network that links health care providers and payors throughout Wisconsin and elsewhere;

          WHEREAS, BCBSUW provides the employees and BCBSUW and UWS collectively provide the other business resources and services necessary for the continued operation of Proservices' business; and

          WHEREAS, by entering into this Agreement, the parties hereto wish to establish clearly (i) an employee leasing arrangement; (ii) the services and resources that BCBSUW and UWS will continue to provide to Proservices and the compensation and cost allocations therefor; and (iii) the respective rights and responsibilities of the parties.

                                  AGREEMENT


          NOW, THEREFORE, in consideration of the foregoing premises, and of the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.   LEASE OF EMPLOYEES

     a.   CLASSIFICATION OF EMPLOYEES.

          i. "Direct Employees" are those BCBSUW employees that are assigned to perform all of their services for Proservices.


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          ii.  "Dual Capacity Employees" are those BCBSUW employees assigned to the United Government Services business unit who perform services for Proservices. (Direct and Dual Capacity Employees may collectively be referred to herein as "Employees.")

     b.   LEASE OF EMPLOYEES.

          i. OBLIGATION TO PROVIDE EMPLOYEES. BCBSUW shall provide to Proservices, to the extent requested by Proservices, the entire requirement of Direct Employees for use in Proservices' business according to such job descriptions, qualifications, experience, education, or skills (collectively "Employee Specifications") as may be specified by Proservices from time to time. BCBSUW shall also provide to Proservices, to the extent requested by Proservices, the entire requirement of Dual Capacity Employees for use in Proservices' business. Dual Capacity Employees shall meet Employee Specifications that are mutually acceptable to BCBSUW and Proservices.

          ii. INDEPENDENT HIRING. Notwithstanding Section 1.b.i and Proservices' present intent to lease Direct and Dual Capacity Employees from BCBSUW, Proservices shall have the right, subject to Section 5, to obtain and hire directly any or all employees from any other sources and on any terms to perform such duties as Proservices may consider appropriate from time to time. Should Proservices hire employees from other sources, it will not hire any individual who was a BCBSUW or UWS Employee leased to Proservices within three
(3) months preceding such hiring, without the written consent of BCBSUW and/or UWS.

          iii. HUMAN RESOURCES DEPARTMENT. UWS's Human Resources Department ("Human Resources") shall be responsible for the implementation, management, and operation of BCBSUW's and UWS's employee leasing obligations under this Agreement. Employee Specifications shall be retained in the files of Human Resources, and Proservices shall notify Human Resources at any time of its intention to change such Employee Specifications for Direct Employees, at which time Human Resources shall promptly make the requested changes to the Employee Specifications. Changes to Employee Specifications of Dual Capacity Employees must be mutually agreed to by BCBSUW and Proservices prior to implementation by Human Resources.

     c. OFFICERS. Employment, termination, and terms of employment of all officers shall be reserved to the full Boards of Directors of BCBSUW and UWS, provided, however, that while any such individual is leased to Proservices to perform services as an officer, Proservices will be consulted prior to all determinations regarding the employment, or terms thereof, of such individuals; provided, however, that Proservices' input shall be of an advisory nature and will not be binding on BCBSUW or UWS as the common law employers of such individuals.

     d. EMPLOYMENT RELATIONSHIPS. Human Resources shall establish performance criteria or standards, which reflect the Employee Specifications supplied by Proservices, for leased Direct Employees and for leased Dual Capacity Employees while performing services for


                                     -2-

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Proservices.  Proservices shall advise Human Resources on the performance of
Direct and Dual Capacity Employees, and shall have the right to request investigation, disciplinary action, reassignment, and removal of such employees. If at any time Proservices becomes dissatisfied with the performance of a Direct or Dual Capacity Employee, Proservices shall have the right to reject the continued lease of that particular employee and request a replacement therefor. BCBSUW and UWS shall have the exclusive right, however, to direct all BCBSUW and UWS employees, respectively, as to the manner in which services are to be rendered and performance goals are to be achieved. BCBSUW and UWS shall be, and shall have all the privileges, rights, and responsibilities of, common law employers of all BCBSUW and UWS employees, respectively, including, but not limited to, establishing work and disciplinary rules, setting compensation levels, and directing each BCBSUW or UWS Employee as to the manner in which daily duties are completed, whether or not the employee actually performs services for BCBSUW, UWS or another company in the BCBSUW/UWS Group. Employees leased to Proservices pursuant to this Agreement shall remain employees of BCBSUW or UWS, and shall in no way be treated as or considered employees of Proservices.

     e. NOTIFICATION OF PERSONNEL COST CHANGES. With respect to Direct and Dual Capacity Employees performing services for Proservices, if BCBSUW adopts or implements any change in compensation, employee benefit plans, or any other fringe benefit that results in higher Total Personnel Costs (as defined at Section 3.a.i) than those in existence as of the date of this Agreement, BCBSUW shall provide Proservices with written notice at least 30 days before such change becomes effective (unless such change is required by law, in which case Proservices will be notified as soon as possible), describing such new benefit and the projected increase in the Total Personnel Costs.

2.   SERVICES AND OTHER RESOURCES PROVIDED TO PROSERVICES

     a. SERVICES AND RESOURCES PROVIDED BY BCBSUW. BCBSUW shall provide to Proservices, to the extent requested by Proservices and subject to Section 5, the following services and resources (together "BCBSUW Services"). BCBSUW shall supply BCBSUW Services only if Proservices has determined not to have its own employees or third parties furnish the BCBSUW Services, subject to Section 5.

          i. OFFICE SPACE AND FACILITIES. Office space and facilities, including, but not limited to, furniture and equipment, as shall be necessary or appropriate for the conduct of Proservices' operations.

          ii. BUILDING SERVICES. Building services, including, but not limited to, repair and maintenance of any property and facilities made available hereunder as shall be necessary to maintain such property and facilities in good working order, and such other building services as may be necessary or appropriate for the conduct of Proservices' business.

          iii. OFFICE SERVICES. Such office services, including, but not limited to, warehousing, transportation, stockroom, graphics, printing, duplicating and forms management, as shall be necessary or appropriate for the conduct of Proservices' business.


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          iv.   CENTRAL SYSTEMS.  Such central systems, including, but not limited to, management information systems, telecommunications, centralized mailing, technology support and central data base maintenance, as shall be necessary or appropriate for the conduct of Proservices' business.

          v. ADMINISTRATIVE SERVICES. Such administrative services, including, but not limited to, maintenance of liability insurance, lobbyist activities and payment of director fees, as shall be necessary or appropriate for the conduct of Proservices' business.

          vi. ACCOUNTING SERVICES. Such accounting, audit, bookkeeping and financial statement preparation services as shall be necessary or appropriate for the conduct of Proservices' business.

          vii. EXECUTIVE SERVICES. Such executive services as shall be necessary or appropriate for the conduct of Proservices' business.

          viii. SALES AND CONFERENCE SERVICES. Such sales and conference support as shall be necessary or appropriate for the conduct of Proservices' business.

          ix. COMPANY CAR AND TRAVEL. Availability and maintenance of vehicles for company related travel and such other travel related services as shall be necessary or appropriate for the conduct of Proservices' business.

     b. SERVICES AND RESOURCES PROVIDED BY UWS. UWS shall provide to Proservices, to the extent requested by Proservices and subject to Section 5, the following services and resources (together "UWS Services"). UWS shall supply UWS Services only if Proservices has determined not to have its own employees or third parties furnish the UWS Services, subject to Section 5.

          i. CORPORATE SUPPORT SERVICES. Such corporate support services, including, but not limited to, corporate compliance, legal, and government relations, as shall be necessary or appropriate for the conduct of Proservices' business.

          ii. MARKETING AND COMMUNICATIONS. Such marketing and communications services, including, but not limited to, public relations and employee community events, as shall be necessary or appropriate for the conduct of Proservices' business.

          iii. HUMAN RESOURCES. Such human resource services, including, but not limited to, staffing, labor and employment relations, training and development, and administration of payroll and employee benefits, as shall be necessary or appropriate with respect to Employees utilized by Proservices under this Agreement or otherwise necessary or appropriate for the conduct of Proservices' business.

          iv. FINANCIAL SERVICES. Such financial services, including, but not limited to, cash management, tax, treasury, administration of financial systems, and strategic

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planning/consulting, as shall be necessary or appropriate for the conduct of
Proservices' business.

     c. STAFFING. BCBSUW and UWS shall both maintain an adequate source of qualified employees to ensure the acceptable performance of BCBSUW and UWS Services.

3.   COST ALLOCATION METHODS

     a.   LEASED EMPLOYEES.

          i. TOTAL PERSONNEL COSTS. The term "Total Personnel Costs" shall include all costs or expenses of whatever nature and from whatever origin arising out of or related to the maintenance of an Employee. Such term shall include, but shall not be limited to, the following costs, expenses, and obligations:

                a. salaries, wages, and bonuses;
                b. profit sharing;
                c. benefit plans;
                d. payroll taxes;
                e. employee insurance.

          ii. ALLOCATION OF PERSONNEL COSTS. To the extent Employees are leased to Proservices, Total Personnel Costs for such Employees shall be directly charged to Proservices as follows:

                (1) Direct Employees. The Total Personnel Costs associated with a Direct Employee shall be directly charged to Proservices on a monthly basis. See Schedule 1.

                (2) Dual Capacity Employees. The Total Personnel Costs associated with a Dual Capacity Employee shall, on a monthly basis, be directly charged to Proservices based on hours worked for Proservices. See Schedule 2.

     b. BCBSUW AND UWS SERVICES. To the extent that BCBSUW/UWS Services are rendered on behalf of or for the benefit of Proservices, costs therefor shall be allocated to Proservices as follows:

          i. DIRECT ALLOCATIONS. Costs associated with those BCBSUW/UWS Services identified on Schedule 1 shall be directly charged to Proservices on a monthly basis. Costs associated with those BCBSUW/UWS Services identified on
Schedule 2 shall, on a monthly basis, be directly charged to Proservices based on Proservices' actual use.

          ii. INDIRECT ALLOCATIONS. Cost allocations for those BCBSUW/UWS Services identified on Schedule 3 ("Schedule 3 Services") shall be determined annually for the next succeeding Fiscal Year ("Fiscal Year" shall mean January 1 through December 31) on the basis of utilization and cost studies performed by UWS. Through the use of Indirect

Allocation Methods, as described in Schedule 4 attached hereto, utilization of Schedule 3 Services shall be reduced to an allocation percentage for each company in the BCBSUW/UWS Group. Each month all costs associated with the utilization of Schedule 3 Services shall be multiplied by the allocation percentage of Proservices to determine Proservices' allocable share of costs for Schedule 3 Services. Notwithstanding the preceding, (i) allocation percentages are subject to interim Fiscal Year adjustments to allocate more accurately costs based on actual utilization by each company in the BCBSUW/UWS Group, (ii) costs associated with Schedule 3 Services performed directly for Proservices shall be allocable to Proservices only, and (iii) subject to approval by the Vice President of Finance for the BCBSUW/UWS Group, the Indirect Allocation Method used to allocate costs for specific
Schedule 3 Services shall be subject to agreement by the parties on an annual basis.(1) Schedule 3, attached hereto, sets forth Proservices' annual allocation percentage for costs and expenses associated with Schedule 3 Services. Schedule 3 shall be amended annually.

          iii. CHARGEBACKS. Costs associated with those BCBSUW/UWS Services identified on Schedule 5 ("Chargeback Services") either shall be (i) indirectly allocated to Proservices as discussed in Section 3.b.ii, if the cost is a general expense for providing the Chargeback Service to all users; or (ii) directly charged to Proservices' cost center, if the cost is an expense specific to Proservices' cost center. Thus, costs associated with Chargeback Services shall be either directly charged or indirectly allocated to Proservices on a monthly basis, depending on the nature of the cost.

     c. FEES IN ADDITION TO ALLOCATED COSTS. To the extent that Proservices leases or utilizes the services of Employees from BCBSUW and/or UWS, and to the extent that Proservices utilizes BCBSUW/UWS Services, BCBSUW and/or UWS may charge Proservices a reasonable negotiated fee therefor, as set forth in
Schedule 6.

4.   SUBSTANTIATION OF AND REIMBURSEMENT FOR ALLOCATED COSTS

     a. SUBSTANTIATION OF ALLOCATED COSTS. All costs and expenses shall be allocated in a fair and reasonable manner. BCBSUW and UWS shall maintain reasonable and appropriate operating procedures to allocate costs and expenses so as to enable Proservices' independent certified public accounting firm to audit such costs and the allocation thereof. At the end of each month, BCBSUW and/or UWS shall provide or make available to Proservices appropriate documentation respecting the costs and expenses that are allocated, either directly or indirectly, to Proservices for that month in sufficient detail to permit Proservices to identify the sources of such charges.

     b. REIMBURSEMENT FOR ALLOCATED COSTS. At the end of each month, not later than the 30th day of the following month, Proservices shall promptly reimburse BCBSUW for all costs and expenses incurred by BCBSUW in furnishing or obtaining the Employees and

---------------------
(1) Before granting approval of any negotiated change to the method of allocating costs for a particular service, the following factors should be considered: (i) compliance with FAS rules; (ii) other federal government contracting implications; and (iii) feasibility.

Services provided for under Sections I and II, which amount shall be based on the total of direct charges and indirect allocations to Proservices from BCBSUW for the preceding month. At the end of each Fiscal Year quarter, not later than the 30th day after the end of each quarter, Proservices shall promptly reimburse UWS for all costs and expenses incurred by UWS in furnishing or obtaining the Employees and Services provided for under Section 1 and 2, which amount shall be based on the total of direct charges and indirect allocations to Proservices from UWS for the preceding Fiscal Year quarter. Notwithstanding the preceding, Proservices reserves the right to offset any amounts due to BCBSUW and/or UWS under this Agreement against other obligations of BCBSUW and/or UWS to Proservices.

5.   MODIFICATIONS TO LEASED EMPLOYEES AND SERVICES

     a. MID-CONTRACT YEAR MODIFICATIONS. Each Contract Year, Proservices shall be required to utilize Employees and BCBSUW/UWS Services budgeted to Proservices for that Contract Year, unless otherwise negotiated by the parties. ("Contract Year" shall mean January 1 through December 31.) If, at any time during the Contract Year, Proservices requires employees, services or other resources in addition to those budgeted to Proservices by BCBSUW and UWS, Proservices may obtain such employees, services or resources from a source outside of the BCBSUW/UWS Group only if Proservices' additional needs cannot be accommodated by BCBSUW or UWS.

     b. CONTRACT YEAR RENEWAL MODIFICATIONS. Proservices shall provide BCBSUW and/or UWS with at least three (3) months' written notice prior to the next Contract Year (unless the parties mutually agree upon a shorter period) of its intent to do any of the following:

          i. Increase or decrease the number or utilization of Employees or BCBSUW/UWS Services with respect to the next Contract Year;

          ii. Obtain employees, services or other resources, which are available either from BCBSUW or UWS, from a party outside the BCBSUW/UWS Group with respect to the next Contract Year.

     c. PROVISION OF SERVICES BY BCBSUW/UWS GROUP. BCBSUW and UWS have the right to provide Employees and BCBSUW/UWS Services to Proservices either directly or indirectly, through any company in the BCBSUW/UWS Group. BCBSUW and UWS may provide employees, services and other resources to Proservices indirectly through purchase from or contract with a source outside the
BCBSUW/UWS Group ("Outside Services") only with Proservices' consent.   Costs
for Outside Services shall be subject to a cost structure negotiated by the parties hereto.

6.   EXECUTION OF ANCILLARY AGREEMENTS

     a. RIGHT TO REQUEST EXECUTION OF ANCILLARY AGREEMENTS. In the event of the Change of Control (as hereinafter defined in this Section) of any party hereto and while this Agreement remains in effect, BCBSUW, UWS or Proservices may, for the sole purpose of

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documenting in more detail the terms and respective rights and obligations of the parties with respect to Employees and Services provided hereunder, request that any of the following types of ancillary agreements be executed by any parties hereto and effected thereby:

          1. Employee Lease Agreement;

          2. Office and Equipment Lease;

          3. Management Information Systems Agreement;

          4. Service Agreement(s); or

          5. Any other Agreement deemed necessary or expedient by the parties (together "Ancillary Agreements").

The terms of any executed Ancillary Agreement shall (i) be subject to negotiation of the respective parties, and (ii) control in case of any conflict with Sections 1 through 5 of this Agreement. Executed Ancillary Agreements shall be attached to this Agreement as amendments hereto. "Change of Control" for purposes of this section shall mean an event whereby a person, group, or entity that is not affiliated with the BCBSUW/UWS Group purchases all or substantially all of the assets or acquires the ownership of 50% or more of the voting stock of a party hereto.

     b. EFFECT OF A REQUEST TO EXECUTE. If any party hereto requests the execution of an Ancillary Agreement ("Requesting Party"), the parties shall have sixty 60 days (unless the parties hereto mutually agree to a different period) to negotiate and execute the Ancillary Agreement, during which time the parties hereto shall remain obligated to perform in accordance with the terms of this Agreement. If after 60 days (unless a different period is mutually agreed upon by the parties hereto) the requested Ancillary Agreement has not been executed, the Requesting Party may terminate this Agreement in accordance with Section 8.b.ii. The parties hereby agree that any negotiations subject to this
Section 6.b shall be performed in good faith and every reasonable effort shall be made to effect the execution of a requested Ancillary Agreement.

7.   ADDITIONAL COVENANTS

     a. AVAILABILITY OF RECORDS. BCBSUW and UWS shall make available to Proservices, for inspection, examination and copying, all of its books and records pertaining to the Employees and BCBSUW/UWS Services provided to Proservices each Contract Year:

          i. At all reasonable times at the principal places of business of BCBSUW and UWS, or at such other place as the parties hereto may otherwise agree to and designate;

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          ii.   In a form maintained in accordance with generally accepted accounting principles and with any other general standards or laws applicable to such book or record;

          iii. For a term of at least five (5) years, from the end of each Contract Year, irrespective of the termination of this Agreement.

     b.   CONFIDENTIALITY.

          i. The parties acknowledge and agree that they may deliver to each other information about themselves and their business which is nonpublic, confidential or proprietary in nature. All such information, regardless of the manner in which it is delivered, is referred to as "Proprietary Information." However, Proprietary Information does not include information which 1. is or becomes generally available to the public other than as a result of a disclosure by the other party, 2. was available to the other party on a nonconfidential basis prior to its disclosure by the disclosing party, or 3. becomes available to the other party on a nonconfidential basis from a person other than by the disclosing party. Unless otherwise agreed to in writing by the disclosing party, the other party shall a. except as required by law, keep all Proprietary Information confidential and not disclose or reveal any Proprietary Information to any person other than those employed by the other party, or who is actively and directly participating in the performance under this Agreement on behalf of the other party ("Involved Persons"); b. cause each Involved Person to keep all Proprietary Information confidential and not disclose or reveal any Proprietary Information to any person other than another Involved Person; and c. not use the Proprietary Information, and ensure that each Involved Person does not use the Proprietary Information, for any purpose other than in connection with the performance under this Agreement.

          ii. Upon termination of this Agreement for any reason whatsoever, each party shall promptly surrender and deliver to each other party all records, materials, documents, data and any other Proprietary Information of the other parties and shall not retain any description containing or pertaining to any Proprietary Information of the other parties, unless otherwise consented to in writing by a duly authorized officer of BCBSUW, UWS or Proservices as the case may be.

     c. COVENANT NOT TO COMPETE. BCBSUW and UWS agree that no company in the BCBSUW/UWS Group (excluding Proservices) will directly compete with the products or markets of Proservices during the term of this Agreement. BCBSUW and UWS further agree that for a period of two (2) years following the termination of this Agreement for any reason, no company in the BCBSUW/UWS Group (excluding Proservices) will directly compete with Proservices in any market in which Proservices operates or does business at the termination of this Agreement.

     d. COOPERATION. The parties hereto will fully cooperate with each other and their respective counsel, if any, agents and accountants in connection with any action to be taken in the performance of their obligations under this Agreement. In the conduct of their affairs and the performance of this Agreement the parties hereto shall, unless otherwise agreed,

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maintain the working relationships of the parties on substantially the same terms as before the execution of this Agreement. Notwithstanding the preceding, the parties do not intend, nor should this Agreement be construed, to restrict in any way Proservices' ability to contract with any other person or entity to provide services similar to or the same as those which are the subject of this Agreement.

8.   TERM AND TERMINATION

     a. TERM. This Agreement shall commence on the Effective Date and shall automatically renew annually therefrom until such time as otherwise terminated pursuant to Section 8.b.

     b.   TERMINATION.

          i. This Agreement may be terminated by any party at any time by giving one (1) years advance written notice to the nonterminating parties of its intention to terminate.

          ii. This Agreement may be terminated pursuant to Section 6.b by the Requesting Party giving three (3) months advance written notice to the nonterminating parties of its intention to terminate.

          iii. This Agreement shall terminate immediately at the election of and upon written notice from the non-defaulting party in the event of any of the following:

                (1) A party hereto becomes incapable of fully performing its duties and obligations according to the terms of this Agreement for the following reason(s): insolvency, bankruptcy, or substantial cessation or interruption of its business operations for any reason whatsoever;

                (2) A party hereto commits fraud or gross negligence in performing its obligations under this Agreement;

HOWEVER, if the defaulting party provides the non-defaulting parties with prompt notice of the event of default, the defaulting party shall have 30 days to cure the defect, during which time the non-defaulting parties may not exercise the termination right under this section 8.b.iii.


          iv. Liabilities After Termination. The termination of this Agreement shall not limit the obligation or liabilities of any party hereto incurred but not discharged prior to termination.

9.   INDEMNIFICATION

     a.   INDEMNIFICATION BY PROSERVICES.

          i. Notwithstanding anything to the contrary in this Agreement, neither BCBSUW, UWS, nor any other company in the BCBSUW/UWS Group (other than

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Proservices), nor any person who is or was, at the time of any action or inaction affecting Proservices, a director, officer, employee or agent of BCBSUW, UWS or any other company in the BCBSUW/UWS Group (other than Proservices) (collectively "Indemnitees") shall be liable to Proservices for any action or inaction taken or omitted to be taken by such Indemnitee; PROVIDED, HOWEVER, that such Indemnitee acted (or failed to act) in good faith and such action or inaction does not constitute actual fraud, gross negligence or willful or wanton misconduct.

          ii. Proservices shall, to the fullest extent not prohibited by law, indemnify and hold harmless each Indemnitee against any liability, damage, cost, expense, loss, claim or judgment (including, without limitation, reasonable attorneys' fees and expenses) resulting to, imposed upon or incurred by such Indemnitee a. in connection with any action, suit, arbitration or proceeding to which such Indemnitee was or is a party or is threatened to be made a party by reason of the Employees and BCBSUW/UWS Services provided to Proservices hereunder; PROVIDED, HOWEVER, that such Indemnitee acted (or failed to act) in good faith and such action or inaction does not constitute actual fraud, gross negligence or willful or wanton misconduct, or b. by reason of, arising out of or resulting from any breach or misrepresentation by Proservices under this Agreement.

     b. INDEMNIFICATION BY BCBSUW AND UWS. BCBSUW and UWS, jointly and severally, hereby agree to indemnify and hold harmless Proservices, and its successors and assigns, from and against any liability, damage, cost, expense, loss, claim or judgment (including, without limitation, reasonable attorneys' fees and expenses) resulting to, imposed upon or incurred by Proservices by reason of, arising out of or resulting from any breach or misrepresentation by BCBSUW or UWS under this Agreement.

10.  MISCELLANEOUS

     a. ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder may be assigned or transferred by any of the parties hereto without the prior written consent of the other parties. A Change of Control shall be deemed an assignment requiring the consent of the other parties hereto.

     b. AMENDMENT. The parties recognize that it may be desirable to alter the terms of this Agreement in the future to take into account such events or conditions as may from time to time occur. Any amendments to this Agreement shall be in writing and shall be executed by all parties; however, Ancillary Agreements need only be executed by the parties affected thereby.

     c. WAIVER; REMEDIES. No failure or delay of a party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. In addition to any rights granted herein, the parties hereto shall have and may exercise any and all rights and remedies now or hereafter provided by law except as may be limited by Section 10.D of this Agreement.

     d.   RESOLUTION OF DISPUTES.

          i.    INFORMAL RESOLUTION.

                (1) Coordinating Committee: Any conflicts or disputes regarding occupancy, utilization or delivery of BCBSUW/UWS Services, or scheduling, performance and utilization of Employees necessary for the conduct of Proservices' business shall be submitted to a coordinating committee for resolution. The coordinating committee shall consist of three
(3) persons, each of whom shall 1. represent the respective interest of a party hereto, and 2. be mutually agreed upon by the parties hereto. If the coordinating committee is unable to unanimously resolve the dispute, then the parties hereto may resort to the dispute resolution process provided for in
Section 10.d.ii.

                (2) Audit Committee: Any conflicts or disputes regarding allocation methods, allocated costs, offsets, fees or any matter related thereto shall be submitted to an audit committee for resolution. The audit committee shall consist of three (3) persons, each of whom shall 1. represent the respective interest of a party hereto, and 2. be mutually agreed upon by the parties hereto. If the audit committee is unable to unanimously resolve the dispute, then the parties hereto may resort to the dispute resolution process provided for in Section 10.d.ii.

          ii.  FORMAL RESOLUTION.

                (1) Any dispute, controversy or claim between or among the parties hereto that arises out of or relates to this Agreement or any Ancillary Agreement entered into pursuant hereto, and which otherwise has been unresolved by a coordinating committee pursuant to Section 10.d(1) or an audit committee pursuant to Section 10.d.i(2) shall be settled by arbitration. In order to initiate an arbitration, BCBSUW, UWS or Proservices (as the case may be) shall deliver a written notice of demand for arbitration to the other affected party(ies). Within thirty (30) days of the giving of such written notice, each party involved shall appoint an individual as arbitrator (the "Party Arbitrators"). Within thirty (30) days of their appointment, the Party Arbitrators shall collectively select one (or two if necessary to constitute an odd total number of arbitrators) additional arbitrator (together the "Panel Arbitrators") and shall give the parties involved notice of such choice.

                (2) The arbitration hearings shall be held in Milwaukee, Wisconsin. Each party shall submit its case to the Panel Arbitrators within sixty (60) days of the selection of the Panel Arbitrators or within such longer period as may be agreed by the Panel Arbitrators. The decision rendered by a majority of the Panel Arbitrators shall be final and binding on the parties involved. Such decision shall be a condition precedent to any right of legal action arising out of the arbitrated dispute. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

                (3) Each involved party shall a. pay the fees and expense of its own Party Arbitrator, and pay its own legal, accounting, and other professional fees and expenses, b. jointly share in the payment of the fees and expenses of the other one (or two)


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

arbitrator(s) selected by the Party Arbitrators, and c. jointly share in the payment of the other expenses jointly incurred by the involved parties directly related to the arbitration proceeding.

                (4) Except as provided above, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

     e. NOTICES. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, or if mailed (by registered or certified mail, postage prepaid, return receipt requested), or if transmitted by facsimile or e-mail, as follows:

          1.   If to BCBSUW:

               Ms. Essie Whitelaw
               Blue Cross & Blue Shield United of Wisconsin
               1515 North RiverCenter Drive
               Milwaukee, Wisconsin  53212

               Facsimile Telephone Number:  (414) 226-6700

               With copies to:

               Ms. Penny Siewert
               Blue Cross & Blue Shield United of Wisconsin
               N17W24340 Riverwood Drive
               Waukesha, Wisconsin  53188

               Facsimile Telephone Number: (414) 523-4920

          2.   If to UWS:

               Mr. Roger Formisano
               United Wisconsin Services, Inc.
               401 West Michigan Street
               P.O. Box 2025
               Milwaukee, Wisconsin  53201-2025

               Facsimile Telephone Number:  (414) 226-6229

          3.   If to Proservices:

               Mr. C. Edward Mordy
               United Wisconsin Proservices, Inc.
               401 West Michigan Street
               P.O. Box 2025
               Milwaukee, Wisconsin  53201-2025

               Facsimile Telephone Number:  (414) 226-6229

Any notice or other communication given as provided in this Section 10.e, shall be deemed given upon the first business day after actual delivery to the party to whom such notice or other communication is sent (as evidenced by the return receipt or shipping invoice signed by a representative of such party or by the facsimile confirmation or e-mail return receipt). Any party from time to time may change its address for purpose of notices to that party by giving a similar notice specifying a new address.

     f. RELATIONSHIP OF THE PARTIES. Negotiations relating to this Agreement have occurred and shall continue to be carried out on an arm's length basis. Further, the employees, services and other resources contemplated by this Agreement shall be provided to Proservices on an independent contractor basis. Nothing in this Agreement shall be construed to create an employer-employee relationship between Proservices and Employees or any of the parties hereto.

     g. ENTIRE AGREEMENT. This Agreement, including the schedules and exhibits referred to herein constitute the entire understanding and agreement of the parties hereto and supersede all prior agreements and understandings, written or oral, between the parties with respect to the transactions contemplated herein. Provided, however, the foregoing shall not operate or be construed to prohibit proof of prior understandings and agreements between or among the parties to the extent necessary to properly construe or interpret this Agreement. Notwithstanding the preceding, the parties acknowledge that there are, and/or may be in the future, any number of independent third party contracts between various companies in the BCBSUW/UWS Group for various services and/or business arrangements, and any such contracts, whether written or oral, shall survive the execution of this Agreement and any renewal hereof.

     h. HEADINGS. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement.

     i. NO THIRD PARTY BENEFICIARIES. This Agreement is only for the benefit of the parties hereto and does not confer any right, benefit, or privilege upon any person or entity not a party to this Agreement.

     j. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin (without giving effect to principles of conflicts of laws) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

     k. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of any party under this Agreement will not be materially and adversely affected thereby, 1. such provision will be fully severable, 2. this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, 3. the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and 4. in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as part of this Agreement, a legal, valid, and enforceable provision as similar terms to such illegal, invalid, or unenforceable provision as may be possible.

     l. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.


BLUE CROSS BLUE SHIELD UNITED OF WISCONSIN

By:
   ------------------------------------
Title:
      ---------------------------------

By:
   ------------------------------------
Title:
      ---------------------------------


UNITED WISCONSIN SERVICES, INC.

By:
   ------------------------------------
Title:
      ---------------------------------


UNITED WISCONSIN PROSERVICES, INC.

By:
   ------------------------------------
Title:
      ---------------------------------

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